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                                                                             EXHIBIT 11
                       DIMON INCORPORATED AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE
               Three and Nine Months Ended March 31, 1996 and 1995

                               1996         1995          1996        1995
(in thousands,                 Third        Third      First Nine  First Nine
except per share amounts)     Quarter      Quarter        Months      Months
                               -------     -------        -------     -------
  Primary Earnings
  Income before extraordinary
  Item . . . . . . . . . . . . $ 6,274     $ 7,576        $30,740     $ 9,763
  Extraordinary item . . . . .       0           0          1,400           0
                               -------     -------        -------     -------
  Net Income . . . . . . . . . $ 6,274     $ 7,576        $32,140     $ 9,763
                               =======     =======        =======     =======
  Shares
  Weighted average number of
    common shares outstanding.  39,583      38,068         38,633      38,068
  Shares applicable to stock
    options, net of shares
    assumed to be purchased
    from proceeds at
    average market price . . .     184          15            106          14
                               -------     -------        -------     -------
  Average Number of Shares
    Outstanding. . . . . . . .  39,767      38,083         38,739      38,082
                               =======     =======        =======     =======
 Earnings per Share
 Income before extraordinary
    item. . . . . . . . . . . .   $.16        $.20           $.79        $.26
 Extraordinary item . . . . . .    .00         .00            .04         .00
                               -------     -------        -------     -------
 Net Income . . . . . . . . . .   $.16         .20            .83         .26
                               =======     =======        =======     =======

  Assuming Full Dilution Earnings
  Income before extraordinary
    item . . . . . . . . . . . $ 6,274      $ 7,576       $30,740     $ 9,763
  Extraordinary item . . . . .       0            0         1,400           0
                               -------     -------        -------     -------
  Net Income . . . . . . . . . $ 6,274      $ 7,576       $32,140     $ 9,763
                               =======     =======        =======     =======
  Add after tax interest expense
    applicable to 7 3/4%
    Convertible Debentures
    issued June 3, 1991. . . .     452          669         1,765       2,005
                               -------     -------        -------     -------
  Adjusted Net Income. . . . . $ 6,726      $ 8,245       $33,905     $11,768
                               =======     =======        =======     =======
  Shares
  Weighted average number of
    common shares outstanding.  39,583       38,068        38,633      38,068
  Shares applicable to stock
    options, net of shares
    assumed to be purchased
    from proceeds at
    ending market price. . . .     184           23           184          23
  Assuming conversion of 7 3/4%
    Convertible Debentures
     at beginning of period. .   2,712        4,202         3,650       4,203
                               -------     -------        -------     -------
  Average Number of Shares
    Outstanding. . . . . . . .  42,479       42,293        42,467      42,294
                               =======     =======        =======     =======
  Earnings Per Share
  Income as adjusted before
    extraordinary items. . . .    $.16         $.20          $.77        $.28
  Extraordinary items. . . . .     .00          .00           .03         .00
                               -------     -------        -------     -------
  Net Income as Adjusted . . .    $.16         $.20          $.80        $.28
                               =======     =======        =======     =======
                                       -30-
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